UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 13, 2024

Perpetua Resources Corp.

(Exact name of registrant as specified in its charter)

British Columbia	001-39918	98-1040943
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 S. 8th Street, Ste. 201 Boise, Idaho	83702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (208) 901-3060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	PPTA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Executive Officer

On March 13, 2024, Laurel Sayer tendered her notice of resignation to the board of directors (the “Board”) of Perpetua Resources Corp. (the “Company”), notifying the Company of her resignation as President and Chief Executive Officer of the Company and as a member of the Board, effective March 14, 2024, and retirement from the Company on April 1, 2025 (the “Retirement Date”). Ms. Sayer will serve as Senior Advisor to the Chief Executive Officer effective March 14, 2024, until the Retirement Date. Ms. Sayer’s resignation as President and Chief Executive Officer of the Company and as a member of the Board was not due to any disagreement with the Company.

Perpetua Resources Idaho, Inc., a subsidiary of the Company (the “Employer”) and Ms. Sayer entered into an Employment Agreement effective as of September 19, 2016 (the “Sayer Employment Agreement”). On March 14, 2024 the Board and Compensation Committee of the Board (the “Committee”) approved amendments to the terms of the Sayer Employment Agreement, with the following amendments to be effective as of July 1, 2024: (i) a base salary of $200,000, (ii) a revision to the target percentage for Ms. Sayer’s annual incentive award pursuant to the Company’s short-term incentive program to 35% of Ms. Sayer’s annual salary, and (iii) a target equity-based award percentage equal in value to 125% of Ms. Sayer’s base salary. Additionally, the aforementioned change to Ms. Sayer’s title will be effective as of March 14, 2024. All other terms and provisions of the Sayer Employment Agreement will continue unmodified and remain in full force and effect. A copy of the first amendment to the Sayer Employment Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Report”) and incorporated herein by reference.

All of Ms. Sayer’s currently outstanding equity awards will continue to vest according to their original vesting schedule until the Retirement Date. Any equity awards awarded to Ms. Sayer after April 1, 2024, will be prorated in accordance with the terms of the Plan on the Retirement Date. Upon the Retirement Date, a portion of any outstanding awards held by Ms. Sayer pursuant to the Plan shall immediately vest, such portion to be equal to the number of unvested awards held by Ms. Sayer as of the Retirement Date, multiplied by a fraction, the numerator of which is the number of days between the date of grant and the termination date and the denominator of which is the number of days between the date of grant and the date any unvested awards were originally scheduled to vest, and for performance-based awards, such portion will be determined based on the target number of the award as reflected in the respective award agreement.

Additionally, the Board and Committee have approved a one-time grant of Performance Share Units (“PSUs”) to Ms. Sayer pursuant to the Company’s Omnibus Equity Incentive Plan (the “Plan”), with a target of 20,000 shares (the “Sayer PSU Award”). The Sayer PSU Award will vest and be settled based on the achievement of pre-established goals, including a Record of Decision being issued to advance the Stibnite Gold Project, the successful transition of the new Chief Executive Officer of the Company, and strong ongoing Idaho political and community support, over the performance period from March 14, 2024 to March 15, 2025. Total shares earned under the Sayer PSU Award will range from 1% to 100% of the target number of shares, generally subject to Ms. Sayer’s continued employment with the Company or a subsidiary of the Company through the last day of the performance period. The Sayer PSU Award could receive pro rata acceleration upon a termination of Ms. Sayer’s employment without Cause, as defined in the award agreement, and target level acceleration upon Ms. Sayer’s disability or death.

Appointment of Chief Executive Officer

On March 14, 2024, the Board approved the appointment of Jonathan Cherry to serve as President and Chief Executive Officer of the Company and as a member of the Board, effective March 14, 2024.

In connection with his appointment, the Employer entered into an employment agreement with Mr. Cherry describing the terms and conditions of his employment with the Company (the “Cherry Employment Agreement”). Pursuant to the terms of the Cherry Employment Agreement, Mr. Cherry will be entitled to the following: (a) a base salary of $425,000, as adjusted by the Board from time to time, paid twice a month in 24 equal installments (the “Base Salary”), (b) an annual incentive award (the “Annual Bonus”) pursuant to the Company’s short-term incentive program with a target percentage of 65% of the Base Salary with final payment of the annual incentive award to be generally based on corporate performance as approved by the Board, and (c) a target annual equity-based award percentage equal in value to 150% of the Base Salary (the “Annual LTIP Award”). The Annual LTIP Award shall generally be split equally into equity-based awards consisting of 50% Restricted Share Units that follow a three-year vesting schedule (with one-third of the grant vesting ratable on each of the first three anniversaries of the date of grant), and 50% PSUs that follow a three-year vesting schedule with the total shares being earned under the award ranging from 0%-200% depending on the Company’s performance relative to the GDXJ, an index consisting of junior gold mining companies. A copy of the Cherry Employment Agreement is filed as Exhibit 10.2 to this Report and incorporated herein by reference.

Additionally, pursuant to the Cherry Employment Agreement, the Board and Committee have approved two one-time grants of PSUs to Mr. Cherry pursuant to the Plan with respective targets of 50,000 shares each (the “Cherry PSU Awards”). The Cherry PSU Awards will vest and be settled based on the achievement of pre-established goals, including 50,000 PSUs vesting upon receipt of all permits needed for construction and 50,000 PSUs vesting upon Board approval of the Stibnite Gold Project construction, over the performance period from March 14, 2024 to December 31, 2026. The total shares earned under the Cherry PSU Awards will range from 1% to 100% of the target number of shares, subject to Mr. Cherry’s continued employment with the Company or a subsidiary of the Company through the last day of the performance period.

Upon Mr. Cherry’s termination of employment for any of the reasons as set forth below (each as defined in the Cherry Employment Agreement), then the Employer shall pay Mr. Cherry, in a lump sum payment, the following amounts:

Reason for Termination of Employment	Base Salary*	Annual Bonus
By Employer for Cause	None	Not eligible
By Employer without Cause	An amount equal to 12 months of Base Salary	An amount equal to the previous year’s Annual Bonus
By Mr. Cherry without Good Reason	None	Not eligible
By Mr. Cherry for Good Reason	An amount equal to 35.88 months of Base Salary	An amount equal to the target amount of the Annual Bonus multiplied by 2.99
Upon Mr. Cherry’s Disability	None	An amount equal to the previous year’s Annual Bonus
Upon Mr. Cherry’s Death	None	Not eligible

* If the termination event occurs within the first year of his employment, any severance based upon Base Salary amounts will be reduced by 50%.

Mr. Cherry, age 54, previously served as President and Chief Executive Officer and as a director of PolyMet Mining Company (“PolyMet”) from July 2012 to November 2023 and as Chairman of the board of directors of PolyMet from June 2020 to November 2023. Prior to joining PolyMet, Mr. Cherry worked as Vice President, Environment and Government Affairs, Resolution Copper, at Rio Tinto from 2010 to 2012; General Manager, Eagle Mine, at Rio Tinto from 2004 to 2010; Senior Project Engineer at Kennecott Utah Copper from 2001 to 2004; Facilities Engineer at Kennecott Utah Copper from 1992 to 1998; and Engineering Technician at Cyprus Thompson Creek in 1990 and 1991. Mr. Cherry has served as a director of Highland Copper since November 2021. He has a bachelor’s degree in Science and Environmental Engineering from Montana Technological University and over 33 years of mining industry experience.

The selection of Mr. Cherry to serve as the Company’s Chief Executive Officer was not pursuant to any arrangement or understanding with any other person and there are no family relationships between Mr. Cherry and any director or executive officer of the Company. Mr. Cherry is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Increase in Board Size; Appointment of Director

On March 14, 2024, the Board appointed Jonathan Cherry as a director to fill the vacancy created by Ms. Sayer’s resignation from the Board, effective March 14, 2024. In addition, the Board increased the size of the Board from nine to ten members and appointed Jessica Largent, Chief Financial Officer of the Company, as a non-independent director, effective March 14, 2024. Mr. Cherry and Ms. Largent will serve until the next annual meeting of the Company’s shareholders (or, if earlier, their respective resignation or other termination of service), at which time Mr. Cherry and Ms. Largent will stand for election. Mr. Cherry and Ms. Largent will continue to serve as directors following their election at the next annual meeting of the Company’s shareholders until the earlier of their respective resignation, retirement, or other termination of service. The Board also approved the appointment of Mr. Cherry and Ms. Largent as members of the Technical Committee of the Board (the “Technical Committee”).

There are no arrangements or understandings between Mr. Cherry or Ms. Largent and any other person pursuant to which they were selected as directors. Except for their respective employment agreements with the Employer, neither Mr. Cherry nor Ms. Largent is a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

As executive directors, neither Mr. Cherry nor Ms. Largent will be eligible to receive compensation for service on the Board or the Technical Committee.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	First Amendment to Employment Agreement between Laurel Sayer and Perpetua Resources Idaho, Inc., dated March 14, 2024.

10.2	Employment Agreement between Jonathan Cherry and Perpetua Resources Idaho, Inc., dated March 14, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERPETUA RESOURCES CORP.

Dated: March 14, 2024	By:	/s/ Jessica Largent
Jessica Largent
Chief Financial Officer